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EXHIBIT 23

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation of our report dated March 28, 2003 included in this Form 10-KSB/A, into Big Buck's previously filed Registration Statement File Nos. 333-03548, 333-29149, 333-29151, 333-34731, 333-71161, 333-91775, 333-34052 and 333-59166.

/s/ PLANTE & MORAN, PLLC

Grand Rapids, Michigan
February 23, 2004

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  EXHIBIT 23